UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 30, 2014

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street                                                                Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:(262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2014, Twin Disc, Incorporated (“Company”) and its wholly-owned subsidiary, Twin Disc International, S.A. (“TWINSA”) entered into a multi-currency, revolving Credit Agreement (the “Wells Fargo Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”).  On June 30, 2014, the Company also entered into an Amended and Restated Note Purchase and Private Shelf Agreement (the “Prudential Agreement”) with the following entities (collectively, “Prudential”): (a) Prudential Investment Management, Inc., (b) The Prudential Insurance Company of America, (c) Pruco Life Insurance Company, (d) Pruco Life Insurance Company of New Jersey, (e) Security Benefit Life Insurance Company, Inc., (f) Prudential Annuities Life Assurance Corporation, and (g) Mutual of Omaha Insurance Company.

WELLS FARGO AGREEMENT:

Pursuant to the Wells Fargo Agreement, the Company and TWINSA may, from time to time prior to the maturity date, enter into revolving credit loans (each a “Wells Fargo Loan” and, collectively, the “Wells Fargo Loans”) in amounts not to exceed, in the aggregate, $60,000,000.00 (the “Revolving Credit Commitment”), but at no time can more than $15,000,000.00 be advanced to TWINSA under the Revolving Credit Commitment.  The Revolving Credit Commitment may be increased under the Wells Fargo Agreement by an additional $10,000,000.00 in the event that the conditions for “Incremental Loans” (as defined in the Wells Fargo Agreement) are satisfied.

In general, each Wells Fargo Loan (other than “Foreign Currency Loans,” as defined in the Wells Fargo Agreement) will bear interest at one of the following rates, as selected by the Borrowers: (1) the Base Rate (as defined below); (2) the LIBOR Rate (as defined below) plus 1.00%; or (3) the Daily One Month LIBOR (as defined below) plus 1.00%.  Each Foreign Currency Loan will bear interest at the LIBOR Rate plus 1.00%.  In addition to the monthly interest payments and any mandatory principal payments required by the Wells Fargo Agreement (if applicable), the Company and TWINSA will be responsible for paying a quarterly commitment fee equal to 0.15% of the average daily unused portion of the Revolving Credit Commitment.  The Company and TWINSA may prepay the Wells Fargo Loans (or any Wells Fargo Loan), subject to certain limitations.

The “Base Rate” is equal to the highest of: (1) the “Prime Rate” (as defined in the Wells Fargo Agreement); (2) the “Federal Funds Rate” (as defined in the Wells Fargo Agreement) plus 0.50%; and (3) LIBOR (as defined in the Wells Fargo Agreement) plus 1.00%.  The “LIBOR Rate” is equal to LIBOR divided by the difference between 1.00 and the Eurodollar Reserve Percentage (as defined in the Wells Fargo Agreement).  The “Daily One Month LIBOR” is equal to LIBOR then in effect on a given day for a one (1) month period.

The Wells Fargo Agreement includes financial covenants regarding minimum net worth, minimum EBIDTA for the most recent four (4) fiscal quarters of $11,000,000.00 and a maximum total funded debt to EBIDTA ratio of 3:1.  The Wells Fargo Agreement also includes certain covenants that limit, among other things, certain indebtedness, acquisitions and investments.  The Wells Fargo Agreement also has a most favored lender provision whereby the Wells Fargo Agreement shall be automatically modified to include any additional covenant or event of default that is included in any agreement evidencing, securing, guarantying or otherwise related to other indebtedness in excess of $1,000,000.00.

Upon the occurrence of an event of default, Wells Fargo may accelerate all amounts outstanding under the Wells Fargo Loans, the Wells Fargo Agreement or both by providing written notice to the Company.  Unless terminated earlier pursuant to the terms of the Wells Fargo Agreement, the Revolving Credit Commitment shall terminate, and the Wells Fargo Loans shall mature, on May 31, 2018.

A copy of the Wells Fargo Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.  The above description of the Wells Fargo Agreement is qualified in its entirety by reference to Exhibit 10.1.

PRUDENTIAL AGREEMENT:

Among other things, the Prudential Agreement: (a) amends and restates a certain “Note Agreement” between the Company and The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Security Benefit Life Insurance Company, Inc., Prudential Annuities Life Assurance Corporation, and Mutual of Omaha Insurance Company (the “Existing Holders”), dated as of April 10, 2006, as it has been amended from time to time (the “2006 Agreement”); and (b) sets forth the terms of the potential sale and purchase of up to $50,000,000.00 in “Shelf Notes” as defined in the Prudential Agreement (the “Shelf Notes”) by the Company to Prudential.

The notes sold by the Company to the Existing Holders under the 2006 Agreement (the “2006 Notes”) are deemed outstanding under, and are governed by, the terms of the Prudential Agreement.  As of June 30, 2014, the aggregate principal amount outstanding under the 2006 Notes was $7,142,857.10.  The 2006 Notes bear interest on the outstanding principal balance at a fixed rate of 6.05% per annum and mature on April 10, 2016.

The issuance period for Shelf Notes is three years from the date of the Prudential Agreement (June 30, 2017), and the Company may make requests for purchases of Shelf Notes to Prudential during that issuance period.  Pursuant to the Prudential Agreement, the Company is under no obligation to request Shelf Notes and Prudential is under no obligation to purchase Shelf Notes, but in the event the Company makes a request for purchases of Shelf Notes, Prudential may provide the Company with interest rate quotes for several principal amounts, maturities, interest rate payment periods and principal prepayment schedules.  Upon receipt of such information, the Company may determine whether to sell the Shelf Notes to Prudential pursuant to those terms.

In addition to the interest payments and any mandatory principal payments required under the terms of the Shelf Note, the Company will pay an issuance fee of 0.10% of the aggregate principal balance of each of the Shelf Notes sold to, and purchased by, Prudential.  In addition the Company will pay a one-time structuring fee of $25,000.00 on or before September 30, 2014, unless there is an acceptance of a sale of Shelf Notes prior to such date, in which case the structuring fee will be waived.  The Company may prepay the Shelf Notes or the 2006 Notes, subject to certain limitations.

At no time during the term of the Prudential Agreement may the aggregate outstanding principal amount of the 2006 Notes and the Shelf Notes exceed $35,000,000.00.

The Prudential Agreement includes financial covenants regarding minimum net worth, minimum EBIDTA for the most recent four (4) fiscal quarters of $11,000,000.00 and a maximum total funded debt to EBIDTA ratio of 3:1.  The Prudential Agreement also includes certain covenants that limit, among other things, certain indebtedness, acquisitions and investments.  The Prudential Agreement also has a most favored lender provision whereby the Prudential Agreement shall be automatically modified to include any additional covenant or event of default that is included in any agreement evidencing, securing, guarantying or otherwise related to other indebtedness in excess of $1,000,000.00.

Upon the occurrence of an event of default, Prudential or the Existing Holders may accelerate all amounts outstanding under the 2006 Notes, the Shelf Notes or both by providing written notice to the Company.

A copy of the Prudential Agreement is attached to this report as Exhibit 10.2 and is incorporated herein by reference.  The above description of the Prudential Agreement is qualified in its entirety by reference to Exhibit 10.2.

Item 1.02	Termination of a Material Definitive Agreement

On June 30, 2014, the Company terminated the Amended and Restated Loan Agreement for $40,000,000 Revolving Credit between the Company and BMO Harris Bank, N.A. (as successor by merger of M&I Marshall & Ilsley Bank), dated as of May 13, 2011 (as it may have been amended, extended or modified) (the “BMO Agreement”).  The Company paid the full outstanding amounts owed under the BMO Agreement as of June 30, 2014, which totaled $14,042,534.11.  The Company did not incur any early termination penalties in connection with the termination of the BMO Agreement.

By entering into the Wells Fargo Agreement, the Company also terminated the “Credit Agreement” dated November 19, 2012, between the Company, TWINSA and Wells Fargo Bank, National Association (the “2012 Wells Fargo Agreement”). No amounts were outstanding under the 2012 Wells Fargo Agreement as of June 30, 2014, and the Company did not incur any early termination penalties in connection with the termination of the 2012 Wells Fargo Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Credit Agreement Between Twin Disc, Incorporated, Twin Disc International, S.A., and Wells Fargo Bank, National Association, dated June 30, 2014.
10.2
Amended and Restated Note Purchase and Private Shelf Agreement Between Twin Disc, Incorporated, Prudential Investment Management, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Security Benefit Life Insurance Company, Inc., Prudential Annuities Life Assurance Corporation, and Mutual of Omaha Insurance Company, dated June 30, 2014.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 3, 2014	Twin Disc, Incorporated

_/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Corporate Controller & Secretary

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